--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549

                   _________________________________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): August 25, 1997


                         AMBASSADOR APARTMENTS, INC.
              (Exact Name of Registrant as Specified in Charter)



        Maryland                        1-14132                 36-3948161
(State or Other Jurisdiction          (Commission        (IRS Employer
of Incorporation)                     File Number)       Identification Number)


77 West Wacker Drive, Suite 4040
Chicago, Illinois                                                     60601
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code:  (312) 917-1600


      __________________________________________________________________
        (Former Name or Former Address, if Changed Since Last Report)



--------------------------------------------------------------------------------

Item 5.  Other Events.

         On August 26, 1997, Ambassador Apartments, Inc. held a telephone conference for analysts and investors to discuss the company's press release issued August 25, 1997. The press release, which is filed herewith as Exhibit 99.1, stated that Ambassador has become aware that analysts' estimates of the company's Funds From Operations ("FFO") for 1997 exceed the company's own internal estimates.

         During the telephone discussion, the company was asked about its expectations for the third and fourth quarters of 1997 compared to the first and second quarters. In responding, David Glickman, Chairman of the Board and Chief Executive Officer, stated that the company's intention had been to indicate to investors that analysts' overall estimates for the balance of 1997 were higher than the company's projections, but not to project individual line items of financial performance. However, subject to the risks referred to in the press release and the company's previous filings with the Securities and Exchange Commission, he stated that the company currently expects that its revenues will increase somewhat in each of the third and fourth quarters of 1997, but that such increase will be more than offset by increases in expenses, resulting in a net decline in FFO for those periods in comparison to the first two quarters of the year, as indicated in the press release.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.


Exhibit No.  Description
-----------  -----------

99.1         Press Release of Ambassador Apartments, Inc. dated August 25, 1997

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    AMBASSADOR APARTMENTS, INC.



Date:  August 27, 1997              By: /s/ David M. Glickman
                                        ------------------------------
                                        Chairman of the Board and
                                        Chief Executive Officer

                                EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------

99.1         Press Release of Ambassador Apartments, Inc. dated August 25, 1997